UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

  ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
  ☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
  ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2009, Dee Kelly informed CryoPort, Inc.’s (“Company”) Board of Directors (the “Board”) of her intent to terminate consulting agreement between Dee Kelly Financial Services and the Company and resign as the Company’s Chief Financial Officer and Vice President of Finance effective August 20, 2009, the expiration date of the thirty (30) day notice period provided for in the consulting agreement.

The Company also entered into a Settlement and Mutual General Release of Claims (the “Release Agreement”) with Ms. Kelly on July 24, 2009, that governs the terms of her departure and that provides, in exchange for a general release by Ms. Kelly, for the following:

●           the Company will pay to Ms. Kelly on July 31, 2009, the sum of $14,000 representing the amount of deferred compensation owed to Ms. Kelly as of July 24, 2009, which the Company and Ms. Kelly had previously agreed to defer; and

●           a general release of claims by the Company in favor of Ms. Kelly.

The Release Agreement also contains other customary provisions.  A copy of the Release Agreement is filed as Exhibit 10.14 to this Current Report on Form 8-K and its contents are incorporated herein by this reference.

Item 9.01.            Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description
10.14	Settlement and Mutual General Release of Claims, dated July 24, 2009, by and between CryoPort, Inc. and Dee Kelly

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: July 24, 2009	By: /s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
10.14	Settlement and Mutual General Release of Claims, dated July 24, 2009, by and between CryoPort, Inc. and Dee Kelly